May 15, 2003

A Progress Update from Bob Stiller (CEO) on Green Mountain's Investment in Keurig, Inc.

Dear Fellow Stockholder:

About one year ago, Green Mountain Coffee Roasters, Inc., invested approximately $15 million to buy a 42% equity stake in Keurig, Inc., from existing Keurig shareholders. I want to update you on this investment and share some of my thinking about the future of Keurig. Overall, I am very pleased with our investment in Keurig shares and I personally feel, for the reasons detailed below, that Keurig is more valuable today than it was a year ago.

Recent Progress

Keurig and Green Mountain have both performed solidly in the last year with progress accelerating in the last six months. Specific accomplishments in the last year include:

  Keurig continues to be the #1 single-cup brewing system in North America. In calendar 2002, Keurig sold over 10,000 brewers and 125 million K-Cups®, strengthening its leadership position in the office coffee/away-from-home market.
  Green Mountain sold nearly 80 million K-Cups in its last fiscal year. In the quarter just completed (Q2 FY '03), we sold an average of 1.8 million K-Cups per week, an increase of 37% versus the comparable quarter a year ago.
  Keurig introduced the B-1000, a smaller, less expensive brewer that expands the market for the Keurig system into smaller offices as well as other new growth opportunities. Office Coffee Service (OCS) distributors received their initial shipments of this new brewer in March.
  Green Mountain signed an agreement with Celestial Seasonings® Teas to sell tea in K-Cups under that brand name. We also completed an agreement with ARAMARK to sell them Green Mountain K-Cups® for distribution nationwide.
  Keurig has announced that they will begin selling a home brewer in the third quarter of calendar 2003. Green Mountain already is testing a variety of programs (using the new B-1000 brewer) to get advance learning about how to market the Keurig home brewing system directly to consumers.
  Green Mountain borrowed approximately $15 million from Fleet Bank and Banknorth N.A. to make our investment in Keurig. Our overall business continues to generate strong cash flow and we have reduced our debt level by $3 million in the last six months, strengthening an already solid balance sheet.

Accounting for our Investment in Keurig

Keurig has both common and preferred shares outstanding. Because we own nearly 50% of the common shares of Keurig, Inc., although we do not have voting control, we are required to include Keurig's financial results with Green Mountain's when we report earnings. This means that after some minor accounting adjustments, we report about 50% of Keurig's net loss or income on our profit and loss statements.

I believe it's important for investors to understand two things here. First, Keurig is a young, high-growth company that is investing for future growth which may result in Keurig generating losses. Second, while Keurig's losses reduce Green Mountain's reported earnings, the Keurig earnings adjustment is a non-cash charge. This means that other than approximately $600,000 in annual interest expense (pre-tax), we do not anticipate our equity investment in Keurig to have an impact on Green Mountain's capability to generate cash.

While our equity investment in Keurig must be accounted for in our financial statements, I believe investors should focus as much on Green Mountain's strong and growing core business, that generates substantial cash flow regardless of the accounting effect of our investment in Keurig. As we report results, we will try to do so in a way that makes it easier for investors to make this complete evaluation.

Looking Ahead

Keurig continues to meet our expectations and we remain optimistic about the growing strength of the Keurig business. Keurig looks at its business in two segments: away-from-home (AFH) and at home.

Keurig is the #1 single-cup brewing system in the AFH market. That business generated $22 million in revenue for Keurig in calendar 2002. On a stand-alone basis, the AFH business has been profitable since 2000 and generated EBITDA in excess of $3.5 million in calendar 2002.

In the single-cup coffee home market, Keurig is investing to develop what we believe will be a large and profitable endeavor, providing a new way for consumers to conveniently brew great coffee at home one cup at a time. I have a Keurig B-1000 at home and I love being able to brew my first cup of the day in just 30 seconds. I believe Keurig and its roaster partners will successfully develop the "at home market" and, as a result, the value of Green Mountain's investment in Keurig will increase over the next 3-5 years.

***

Green Mountain owns 42% of a high potential growth company with patented technology, and that technology is already a proven (and profitable) success with coffee drinkers in offices throughout North America. Today, Keurig is poised to enter what we believe is an even larger market: Keurig for coffee drinkers at home. Green Mountain has invested in Keurig to participate in their current success and future potential, as part of our efforts to build long-term stockholder value.

Sincerely,

  /s/ Bob Stiller

Bob Stiller

P.S. To help you understand Keurig even better, the following pages provide answers to questions we're frequently asked about Keurig.

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially. Factors that could cause actual results to differ materially from those in forward looking statements include, but are not limited to, economic conditions, competition, fluctuations in availability and cost of high-quality green coffee, organizational changes, funding availability, the Company's level of success in continuing to attract new customers and retain existing customers, Keurig, Incorporated's ability to continue to grow the office coffee service market and success in entering the home brewer market, special or unusual events as well as other risks as described more fully in the Company's filings with the Securities and Exchange Commission.

Frequently Asked Questions about Keurig

(last updated: May, 15, 2003)

What is Keurig?

Keurig is a patented system for brewing fresh single-cup coffee, one cup at a time. The system consists of a Keurig® Single-Cup Brewer and a K-Cup® . The K-Cup is placed in the brewer, a button on the face of the brewer is pressed and in 30 seconds the system brews a delicious 8-ounce cup of coffee.

What's special about K-Cups?

Each K-Cup holds just the right amount and grind of fresh-roasted coffee or tea, contains an internal filter, and is packaged to optimize freshness. Because each K-Cup is individually brewed, the Keurig system allows a coffee drinker to select the coffee of their choice. Over 65 different coffees from four specialty coffee roasters are available for use in Keurig brewers.

In what market does Keurig compete?

Keurig is the leader in the away-from-home market for single-cup brewing systems. Because the majority of single cup brewers cost between $500 and $1,500, they are most commonly used in offices for brewing coffee at work.

Since the introduction of the Keurig brewing system in 1998, over 35,000 Keurig brewers and over 350 million K-Cups have been sold. Currently, over 13 million K-Cups are sold by the four roaster partners in a typical month.

Besides Green Mountain, who manufactures K-Cups?

In North America, three other specialty coffee companies are licensed by Keurig to produce K-Cups. They are: Van Houtte, Inc. (Montreal, Canada); Timothy's Coffees of the World Inc. (Toronto, Canada); and Diedrich Coffee, Inc. (Irvine, CA). Each company produces K-Cups under those brand names and Diedrich also sells K-Cups using the Gloria Jean's brand name. For about two years, Procter and Gamble was a licensed manufacturer and produced K-Cups under the Millstone brand. In May 2003, they exited the business and no longer produce K-Cups.

Keurig is also a partner with UCC (Ueshima Coffee Company) in a joint venture company that manufactures K-Cups and sells them in Japan and nine other Asian countries. UCC is based in Kobe, Japan, and is the leading coffee roaster and marketer in that country. In Asia, both tea and coffee are available in K-Cups and can be brewed using the Keurig system.

At this time, Keurig is sold in North America, Japan and select Asian countries. However, Keurig management believes the technology and system can be sold in many additional countries of the world and eventually expects to enter new geographic markets.

What is Green Mountain's relationship with Keurig?

Green Mountain is a partner with Keurig on several levels.

We helped the company introduce the first coffees available in K-Cups and, until 2000, we were the only coffee roaster that manufactured K-Cups for Keurig brewers. Today, we remain the leading manufacturer of K-Cups, producing over 60% of all K-Cups sold.

Green Mountain was also a small investor in Keurig from the very start. In 2002, we purchased just over 2.2 million additional shares of Keurig stock from other early investors in the company at a price of $6.50 per share. Today, we are the largest shareholder in Keurig, Inc., owning approximately 42% of the company on a common share adjusted basis. Green Mountain has invested approximately $15 million in Keurig stock.

Who else owns shares of Keurig, Inc.? Is the company public or private?

Keurig is a privately held company based in Wakefield, MA, a suburb of Boston. Three companies own about 95% of the currently outstanding shares of Keurig, Inc., or about 80% on a fully diluted basis including outstanding warrants and options. Keurig's management, employees and a small number of individual investors own the remainder.

In addition to Green Mountain, Van Houtte, Inc., a roaster of specialty coffee based in Montreal, Canada, owns approximately 28% of Keurig; and MD Co., which is controlled by MDT Advisers (MDTA), a division of Harris Bretall Sullivan and Smith, owns approximately 25% of Keurig's current outstanding shares.

Stock issued by Keurig, Inc., consists of both preferred and common shares. MD Co. provided the bulk of the initial investment to fund the start-up of Keurig and owns most of the preferred shares. Given rights associated with the preferred shares as well as certain voting agreements between MD Co., Green Mountain and Van Houtte; MD Co. controls the company, has the right to appoint a majority of the members of its Board of Directors, cause certain types of amendments to Keurig's Certificate of Incorporation and approve or reject a sale of Keurig's business.

Who serves on Keurig's Board of Directors?

Keurig, Inc., has a five-person board. The Board members are:

R. Schorr Berman, Chairman of the Board since 2002 and Director since 2001, joined MDT in 1984 as an Investment Officer after receiving his MBA from Harvard Business School. He was named President of newly formed MDT Advisers (MDTA) in 1988, and CEO in 1992. Mr. Berman is responsible for overseeing all investment activities at MDT Advisers and has been a director of several companies, both private and public. Mr. Berman is one of MDT's representatives on the Board of Directors of the Company.

Lawrence Kernan, Director, most recently has served as a Principal at MDT Advisers. Mr. Kernan served as Chairman of Keurig Incorporated from April 1995 through July 2002. Mr. Kernan has his B.S. and M.S. in Electrical Engineering and Computer Science from MIT, and received his MBA from Harvard Business School in 1984.

Professor Paul Marshall, Director since 2000, has been a Professor of Management at the Harvard Business School (HBS) since 1996. Prior to joining HBS, Professor Marshall was Chairman and Chief Executive Officer of Rochester Shoe Tree Company, Inc. He currently serves on the Board of Directors of several companies. Professor Marshall received his B.S. in Electrical Engineering from the University of Cincinnati in 1964 and his MBA and Doctorate of Business Administration from HBS in 1966 and 1972, respectively.

Clark Shields, Director since 2002, joined MDT Advisers in 2000 as a member of the alternative asset investment team. Mr. Shields is one of MDT's representatives on the Board of Directors of the Company. He is responsible for the day-to-day oversight of investments in private equity, real estate, hedge funds, and timber. Prior to joining MDT Advisers, Clark worked at Harris Williams & Co. He received his B.S. in Business Administration from Washington & Lee University.

Nicholas Lazaris has been President, Chief Executive Officer and Director of Keurig, Inc., since February 1997. From 1985 to 1997 Mr. Lazaris held positions of increasing responsibility in three growing businesses. Most notably, Mr. Lazaris was President and Chief Executive Officer and Board Member for MW Carr, a picture frame manufacturer and importer from 1989 to 1995. From 1977 to 1985 Mr. Lazaris served in a number of positions for the State of West Virginia, including Chief of Staff for Governor John D. Rockefeller. Prior to that, he worked as a CPA for Ernst & Young. Mr. Lazaris received his B.S. from MIT in 1972 and his MBA from Harvard Business School in 1975.

Is tea available in K-Cups in North America?

Yes. Green Mountain, through a licensing agreement with Celestial Seasonings, began offering six varieties of Celestial Seasonings branded tea in K-Cups in February 2003. The six teas are:

-- Victorian Earl Grey -- Lemon Zinger®

-- Devonshire English Breakfast -- Peppermint

-- Authentic Green Tea -- Mandarin Orange Spice®

Additionally, Van Houtte announced that it has signed an agreement with R.C. Bigelow to be the exclusive packager and distributor of Bigelow specialty teas in K-Cups. It is expected that other Keurig coffee roasters will also package tea in K-Cups.

How are K-Cups distributed to offices in North America?

Today, Office Coffee Service (OCS) distributors distribute virtually all K-Cups through either a closed or open system.

Most Keurig roasters sell K-Cups to OCS distributors in an open system. Keurig has authorized over 130 independent OCS distributors to purchase brewers from Keurig and sell, lease or loan them to offices. These distributors have over 300 sales offices in the U.S. and Canada. Green Mountain, Diedrich's and Timothy's compete with each other to sell K-Cups to these independent OCS distributors in an open distribution system.

Van Houtte is the one Keurig roaster operating in a closed system. Van Houtte owns or franchises OCS distribution businesses in many markets in the U.S. and Canada. Keurig and Van Houtte have agreed that Van Houtte will sell their K-Cups only through the OCS distribution businesses affiliated with Van Houtte. Other manufacturers of K-Cups do not sell through those distributors; therefore, Van Houtte operates entirely within a closed distribution system in the OCS channel.

How can I get Keurig in my office?

If you're interested in learning more about how to get Green Mountain coffee and a Keurig brewer for your office, please go to the Green Mountain Coffee website.

Is the Keurig system more prevalent in certain geographic areas?

Yes, Keurig has had its greatest acceptance to date in the northeastern and mid-Atlantic regions in the U.S. and Quebec province (Montreal) in Canada. In round numbers, Keurig has sold one brewer in North America for about every 10,000 people. In markets like New York and New England, Keurig has sold one brewer for about every 2,500 people. Conversely, markets in the southeast and western U.S. as well as western Canada have much lower penetration levels and are opportunities for further development and growth.

Several factors could account for the popularity of the Keurig system in the eastern U.S. and eastern Canada. First, Keurig and Green Mountain are both based in New England and early sales and marketing efforts were focused in the northeast. Second, many larger OCS distributors are headquartered and operate in the northeastern U.S. While several OCS distributors elsewhere have had success with the Keurig system, we don't find large, regional OCS distributors to be as common in other parts of the U.S. as they are in the northeast.

Third, the Van Houtte distribution system is both large and well established in eastern Canada. Finally, traditional single-cup brewing systems (hopper-based rather than portion-pack based) are more prevalent in the northeastern U.S. and in Quebec, partially due to where these systems originated. [Hopper-based means that ground coffee is loaded and stored inside the machine, and then brewed by the cup on demand.]

Who are Keurig's principal competitors?

Keurig is the leading single-cup brewing system in North America based on brewer placements. While a variety of Single-cup Brewing Systems are available, the two principal competitive brewing systems are Flavia and Filterfresh.

Flavia, owned by M&M Mars, is a single-cup portion pack system. Like Keurig, the Flavia system is sold through independent Office Coffee Service (OCS) distributors. Most OCS distributors sell either the Keurig or the Flavia system, although a small number offer both brewing alternatives. According to "Automatic Merchandiser" magazine, July 2002, about 19,000 Flavia brewers have been placed in the U.S.

Flavia sells unbranded coffee, tea, and a chocolate drink for use in its brewing system. Keurig's advantage over the Flavia system is greater coffee variety and the quality assurance of branded specialty coffee and tea. Additionally, on average Keurig's K-Cups hold about 35% more ground coffee than Flavia's filter pack. This means coffee drinkers enjoy a richer tasting cup of coffee with the Keurig system.

Van Houtte, Inc., owns Filterfresh. The system is sold through Van Houtte's network of company owned and franchised OCS distributors. These distributors also sell the Keurig brewing system. According to "Automatic Merchandiser", July 2002, about 25,000 Filterfresh brewers have been placed in the U.S.

Filterfresh is a "hopper-based" single-cup brewer. This means that ground coffee is loaded and stored inside the machine, and then brewed by the cup on demand. Keurig has freshness and variety advantages versus the Filterfresh system. The Filterfresh machines are not able to offer flavored coffees due to possible taste contamination. Flavored coffees represent about 40% of Keurig's product mix.

What brewers does Keurig offer?

Currently, Keurig sells two brewers, the B-2003 and the B-1000.

The B-2003 is an upgraded version of Keurig's original brewer (B-2000) and is Keurig's most sophisticated brewer. Since the original brewer was introduced, over 35,000 brewers in this product family have been sold.

The B-2003 is primarily placed in offices where 20 or more people work. The brewer is directly plumbed to a water source so it remains filled with water for continuous brewing. This brewer also automatically removes each K-Cup from the brewing basket after each use. On average, 20-30 cups will be brewed in a B-2003 during a typical business day.

The newest feature to this family of brewers is Custom Brew™ . Custom Brew allows a coffee drinker to shorten the brewing process, creating a more intense taste experience. Coffee drinkers who enjoy darker roasted coffees appreciate this feature.

The B-1000 was just recently introduced and is also a commercial quality brewer targeted at offices where fewer than 20 people work. It is a pour-over brewer, which means that the brewer must be filled with water manually. The B-1000 has the Custom Brew feature, but does not automatically remove a used K-Cup from the brewing basket. Keurig is now selling the B-1000 to OCS distributors and believes the B-1000 will be used in smaller offices and as a satellite brewer in offices that use the B-2003.

When will a Keurig brewer be available for home use?

Keurig expects to introduce a home brewer in Q3 2003. The home brewer will use the same K-Cup that is available today and will be sold by: a) Keurig, b) Keurig authorized OCS distributors, and c) Keurig's roaster partners, including Green Mountain.

Although it is technically considered a small office brewer, Green Mountain has been selling the B-1000, to consumers who want to purchase a Keurig brewer for their home, since December 2002. Green Mountain is using this test to get advance learning about the sale and acceptance of the Keurig system in the home market. At this point, test results are preliminary and confidential and not being publicly released.

Why has Keurig, Inc., decided to sell the home brewer and K-Cups directly to consumers?

Traditionally, coffee is sold in grocery stores and coffee makers are sold in retail outlets, and virtually any coffee is compatible with any coffee maker. In contrast, Keurig brewers and K-Cups together form a system product--only a Keurig brewer can brew K-Cups and K-Cups can only be brewed in a Keurig brewer. Because retail outlets do not typically carry both appliances and coffee, Keurig feels it is important to offer both parts of the Keurig brewing system for direct sale to consumers via the Internet, phone and fax.

What is the potential size of the home market?

We believe there's a tremendous opportunity for Keurig in the home market. Although we can't provide a specific market size estimate, we do believe the opportunity for Keurig in the home is bigger than for Keurig in offices.

According to the National Coffee Association, just over 50% of American adults consume coffee daily, and the typical coffee drinker consumes an average of three cups of coffee each day. Assuming a typical household using the Keurig system brews two cups per day at a retail price of about $.50 per K-Cup, each Keurig brewer sold could generate yearly K-Cup sales of about $350.00. Using those assumptions, every 100,000 Keurig brewers that are sold into the home market could generate $35 million in K-Cup sales annually.

Again, based on those assumptions, if Green Mountain were able to sell K-Cups to support 300,000 Keurig installed home brewers, it could be a $100 million dollar business for us -- doubling the current size of the company. Today, we don't know if that can be done, but it does help you see why we're so excited about Keurig's potential.

Is the Keurig system patented? Why is that important?

Keurig has patents covering its brewers and K-Cups as well as the packaging lines used to manufacture K-Cups. These patents restrain competitors from designing and selling brewers that could brew a K-Cup and portion packs that could be used in a Keurig brewer.

How does Keurig generate sales?

Generally, Keurig generates sales in two ways. First, it sells brewers and accessories to OCS distributors and sells or leases packaging lines to Keurig authorized roasters. A majority of Keurig's sales in 2002 relate to this area. Second, Keurig receives a royalty for each K-cup that is sold. Consequently, one of Keurig's business objectives is to maximize K-Cup sales so the total amount of earned royalties increases. In 2003, Keurig will also generate sales by selling brewers and K-Cups directly to consumers for use in their homes.

Are Keurig's financial results available?

Because Keurig is a private company, financial results are not publicly available. However, Green Mountain is a public company with a significant ownership interest in Keurig. Therefore, we release limited financial data on Keurig each time we report our financial results. It is included in our 10-K or 10-Q at the end of each fiscal quarter.

What is Green Mountain's current perspective on its investment in Keurig?

While this investment is not without risk, we invested in Keurig expecting that it would be a long-term investment. We believe that the long-term value of Keurig will be enhanced significantly if the Keurig brewing system is successful in the "at home market."

Aside from the potential in the home market, Keurig's value is based on the performance of the away-from-home business segment. Given the current growth, profitability and cash flow of that segment, Green Mountain believes the investment it made in Keurig was prudent and has grown in value.

Said another way, the Company is pleased with its investment in Keurig based on the performance of the office business alone, and optimistic that Keurig's entry into the "at home market" will be successful, thereby enhancing the value of Keurig.

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially. Factors that could cause actual results to differ materially from those in forward looking statements include, but are not limited to, economic conditions, competition, fluctuations in availability and cost of high-quality green coffee, organizational changes, funding availability, the Company's level of success in continuing to attract new customers and retain existing customers, Keurig, Incorporated's ability to continue to grow the office coffee service market and success in entering the home brewer market, special or unusual events as well as other risks as described more fully in the Company's filings with the Securities and Exchange Commission.